CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Trans Max Technologies, Inc. for the year ended December 31, 2004, I, Raymond Brouzes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Annual Report on Form 10-KSB of Trans Max Technologies, Inc. for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended December 31, 2004, fairly presents in all material respects, the financial condition and results of operations of Trans Max Technologies, Inc.

By:	Trans Max Technologies, Inc. /s/ Raymond Brouzes
Name:	Raymond Brouzes
Title:	Principal Executive Officer, Principal Financial Officer, and Director
Date:	April 25, 2005